UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

C1 FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-36595 (Commission File Number)	46-4241720 (IRS Employer Identification No.)

100 5th Street South

St. Petersburg, Florida 33701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 266-2265

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 13, 2015, C1 Financial, Inc., a Florida corporation, (the “Company”) entered into an underwriting agreement with Raymond James & Associates, Inc. and certain stockholders named therein (the “Selling Stockholders“) for the sale of 1,256,255 shares of Common Stock, par value $1.00 per share, of the Company, by the Selling Stockholders (the “Underwriting Agreement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders, conditions to closing, indemnification rights and obligations of the parties and termination provisions.  The parties to the Underwriting Agreement agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.  A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and incorporated by reference herein.  This report on Form 8-K is being filed for the purpose of filing Exhibit 1.1 as an exhibit to the registration statement on Form S-1 (File No. 333-206107), and such exhibit is hereby incorporated by reference to the registration statement.

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished herewith.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated August 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C1 FINANCIAL, INC

By:	/s/ Trevor R. Burgess
Trevor R. Burgess
Chief Executive Officer

Date: August 17, 2015

index to exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated August 13, 2015